UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 13, 2007

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 13, 2007, Blockbuster Inc. (“Blockbuster”) entered into a Second Amendment (the “Second Amendment”) to the Credit Agreement dated as of August 20, 2004, as amended and restated as of November 4, 2005 and as amended by the First Amendment dated as of April 10, 2007 (the “Credit Agreement”), among Blockbuster, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for such lenders. The Second Amendment:

(i) decreases the amount of the total Revolving Commitment from $500 million to $450 million;

(ii) modifies the applicable margins;

(iii) amends the definition of Consolidated EBITDA;

(iv) amends the asset sale baskets and the related mandatory prepayment requirements;

(v) provides for a premium of 1.0% in the event of certain refinancings through April 6, 2008;

(vi) defers applicability of the Fixed Charge Coverage and Leverage Ratio requirements from fiscal 2008 to fiscal 2009;

(vii) provides for a one-time fee payable by Blockbuster to the lenders in an amount equal to (a) 0.25% of each lender’s revolving commitment and outstanding term loans if Blockbuster’s Leverage Ratio as of April 6, 2008 exceeds 3.00 to 1.00 but not 3.50 to 1.00 or (b) 0.50% of each lender’s revolving commitment and outstanding term loans if Blockbuster’s Leverage Ratio as of April 6, 2008 exceeds 3.50 to 1.00;

(viii) amends the Consolidated EBITDA requirements such that Blockbuster may not permit Consolidated EBITDA for any period of four consecutive fiscal quarters to be less than (a) $140 million for the period from April 1, 2007 through (and including) September 30, 2007, (b) $165 million for the period from October 1, 2007 through (and including) January 6, 2008, (c) $180 million for the period from January 7, 2008 through (and including) April 6, 2008, (d) $200 million for the period from April 7, 2008 through (and including) July 6, 2008, (e) $225 million for the period from July 7, 2008 through (and including) October 5, 2008, and (f) $250 million for the period from October 6, 2008 through (and including) January 4, 2009; and

(ix) waives any default resulting from Blockbuster’s failure to comply with the Consolidated EBITDA requirement with respect to the period of four consecutive fiscal quarters ending July 1, 2007.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to the Credit Agreement between Blockbuster Inc. and the banks named therein, effective July 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: July 18, 2007	By:	/s/ Larry J. Zine
Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to the Credit Agreement between Blockbuster Inc. and the banks named therein, effective July 13, 2007